Conference Call:	Today, Thursday, May 3, 2012 at 10:00 a.m. ET
Dial-in Numbers:	866-395-2657 or 706-902-0717 (International)
Webcast / Replay URL:	www.integramed.com or www.earnings.com
Phone Replay:	855-859-2056 or 404-537-3406, #71361215, through May 10, 2012

IntegraMed® Q1 EPS Rose 38% to $0.11
on Revenue Growth of 10% to $71M

PURCHASE, NEW YORK - May 3, 2012 - IntegraMed America, Inc. (NASDAQ: INMD), the leader in developing, marketing and managing specialty healthcare facilities in the fertility and vein care markets, today announced results for the first quarter (Q1) ended March 31, 2012.

Summary Financial Results (in thousands, except per share data) (Unaudited)
	Three Months Ended
	March 31, 2012	March 31, 2011	% Change
Revenues: Attain Fertility Centers	$51,257	$48,599	5.5%
Vein Clinics	19,570	15,660	25.0%
Total Revenues	$70,827	$64,259	10.2%
Operating Income: Attain Fertility Centers	4,269	4,435	(3.7%)
Vein Clinics 1	852	248	243.5%
Total Operating Income	$5,121	$4,683	9.3%
Corporate G&A Costs	$2,884	$3,041	(5.2%)
Net Interest Expense	63	94	(33.0%)
Income Before Income Taxes	2,174	1,548	40.4%
Income Taxes	865	590	46.6%
Net Income	$1,309	$958	36.6%
Diluted EPS	$0.11	$0.08	37.5%
Diluted Shares	12,005	11,867	1.2%
Adjusted EBITDA2	$4,657	$3,954	17.8%

(1)
Vein Clinics operating income reflects the impact of new vein clinic pre-tax start-up costs of approximately $0.9 million in Q1 ’12 versus comparable expense of $1.4 million in Q1 ‘11.  New vein clinics typically reach break even within nine months of opening.

(2)
IntegraMed uses the term "Adjusted EBITDA" when reporting financial results in accordance with SEC rules regarding the use of financial measures not calculated in accordance with generally accepted accounting principles (GAAP). The Company uses Adjusted EBITDA as a management tool to measure and monitor financial performance. The definition of Adjusted EBITDA contained herein corresponds to the definition of Adjusted EBITDA contained in the Company’s credit facility; certain of the covenants contained therein are tied to Adjusted EBITDA. While providing useful information, Adjusted EBITDA should not be considered in isolation as a measure of financial performance under GAAP. Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion. A reconciliation to Adjusted EBITDA is provided as supplemental data for this release.

Jay Higham, President and CEO of IntegraMed, commented, "Our Q1 performance continued to highlight the strength of our business model and its ability to drive growth to the bottom line. We are excited to be off to such a strong start in 2012 and are optimistic regarding our potential to achieve improved net income and EPS for the full year. We completed two acquisitions in our Attain Fertility® Centers Division (AFC) during the first quarter and are already starting to see operational benefits from the physicians we have added. Our Vein Clinics division continues its new clinic development on schedule, opening two clinics in the first quarter and two more so far in Q2. We also closed a clinic in the first quarter that had been underperforming for some time.”

Attain Fertility Centers Division
IntegraMed saw solid demand for In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI) procedures at its partner centers during Q1 which, combined with acquisition activity, contributed to overall revenue growth in the division. Demand was particularly strong in the Florida and Seattle markets. Offsetting this trend was a decline in Attain IVF Fertility finance program revenues versus a stronger than normal performance in Q1 last year. First quarter Attain IVF program revenues are typically impacted by a seasonal softness in enrollments in December, however Q1 last year was an outlier, and we did not experience that trend.

	Q1 2012	Q1 2011	Change		% Change
Revenue:	$51.3M	$48.6M	$2.7M		5.6%
Operating Income:	$4.3M	$4.4M	$(0.1	)M	(2.3%)
Fertility Partner Data:
New Patient Visits:	7,959	7,639	320		4.2%
IVF Cycles:	4,118	3,808	310		8.1%
IUI Cycles:	6,514	6,017	497		8.3%
Attain IVF Program Data:
Applications:	689	761	(72)		(9.5%)
Enrollments:	470	439	31		7.1%
Pregnancies:	262	267	(5)		(1.9%)

Additionally, pregnancy success rates were somewhat below trend in Q1 but within the historical range for this time of year. Reduced pregnancy rates impact program revenue recognition and led to a modest decrease in overall division operating income in the period.

Attain Fertility Centers expanded its reach in February with an agreement to manage UNC Health Care System’s fertility clinic operations, with four reproductive endocrinologists, a lab director and staff. IntegraMed will provide a full complement of support services to the center, located in a market that is growing very quickly and is currently underserved for fertility services. To improve patient access, the practice is targeting relocation from within the Hospital to an independent facility in the Research Triangle Park area in the second half of 2012.

IntegraMed also completed an in-market merger of the Palmetto Fertility Center in Miami Lakes, FL, including its state-of-the-art fertility laboratory, with IntegraMed’s IVF Florida Reproductive Associates. The agreement added two physicians, a lab director and office staff, and meaningfully expands the center’s footprint in South Florida, focused on Miami, Dade and Broward counties.

Mr. Higham added, “We are encouraged by a steady increase in fertility physicians interested in speaking with IntegraMed about an affiliation, as well as an increase in potential transaction sizes. While this is a favorable trend, it is still premature to predict how this may affect our pace of transaction activity over the balance of the year. We remain active in our efforts to build our fertility network, both with partners as well as potential affiliates who would offer our Attain IVF fertility finance program.

“We are also very pleased with the solid progress we have achieved in building patient awareness of fertility care through our two web properties: www.attainivf.com and www.attainfertility.com. These websites are the now dominant fertility portals on the web and have generated impressive growth in traffic, patient awareness and inquiries to our partners and affiliates. Our use of social media, particularly YouTube and Facebook, has also proven popular and has driven more traffic than anticipated to our sites.”

Vein Clinics (VCA) Division
(In millions, except patient & clinic data)	Q1 2012	Q1 2011	Change	% Change
Revenue Mature Clinics (1)	$17.8	$15.5	$2.3	+14.8%
Revenue New Clinics (2)	$1.8	$0.2	$1.6	+800%
Total Vein Clinics Revenue:	$19.6	$15.7	$3.9	+24.8%
Operating Income Mature Clinics	$3.1	$2.4	$0.7	+29.2%
Operating Income New Clinics	$(0.5)	$(0.7)	$0.2	n/a
Division Overhead Expenses	$(1.8)	$(1.4)	$(0.4)	+28.6%
Total Vein Clinics Operating Income:	$0.85	$0.25	$0.60	+240%
Inquiries:	6,553	5,733	820	+14.3%
New Consultations:	4,186	3,723	463	+12.4%
First Leg Starts:	2,457	2,125	332	+15.6%
Total Clinics (net):	46	44	2	+4.5%
(1)	Defined as clinics opened prior to January 1, 2011.
(2)	Defined as clinics opened after January 1, 2011.

Vein Clinics division revenue benefitted from growth in both new and mature clinics, reflecting solid demand for inquiries, consultations and first leg starts. The Company has been enjoying favorable performances in many of its operating metrics such as the first 100 inquiry day occurring earlier in the year.

IntegraMed continued its new clinic expansion program in early 2012, opening clinics in Illinois and Pennsylvania in the first quarter and two clinics in April (Maryland and Texas). Net of the closing of an unproductive clinic in Florida in Q1, the Company currently has 48 clinics in operation. The Company remains on pace to achieve its goal of adding a total of 8 to 10 new clinics this year. The remainder of the clinics are anticipated to open in the second and third quarters, as the fourth quarter has proven to be an unfavorable period for new clinic openings.

IntegraMed is achieving improved performance at new clinics, principally due to the leverage effect of adding additional facilities in existing markets. Clustering clinics in metropolitan areas such as Chicago, Baltimore/Washington, greater Philadelphia and now Connecticut, leverages existing market awareness and enables a range of synergies and efficiencies that contribute to lower per clinic operating costs.

Mr. Higham added, “We continue to refine our Vein Clinic strategy and approach to new clinic launches as our growing experience improves our ability to plan and execute each new clinic launch. We continue to view the expansion of our Vein Clinic division as a strategic imperative of the company and have committed to steady but manageable growth in new clinic development in coming years.”

Cash Flow and Balance Sheet
First quarter cash flow from operating activities rose 69% to $4.6 million, driven by strength in the business. Reflecting the strong operating cash flow, net of capital investments made to support fertility division acquisitions ($3.1 million) and new vein clinic development ($0.9 million) during the quarter, IntegraMed ended Q1 with cash and cash equivalents of $57.5 million, in line with the level at year-end 2011. Shareholders’ equity rose $1.7 million (2%) to $91.2 million over year-end 2011.

IntegraMed CFO, Tim Sheehan, commented, “IntegraMed continued to deliver solid financial performance and strong cash flows in Q1. Despite the impact of growth investments, we delivered solid improvements in operating income, net income and EPS. We believe our performance demonstrates our ability to manage the business for bottom line improvements at the same time we invest in new vein clinics and pursue accretive fertility transactions.

“I am proud of our progress on corporate G&A expenses which we reduced over five percent on absolute terms and even more as a percentage of revenue. Overall, our business model is working very well, and we have sufficient financial liquidity to pursue growth opportunities that would further enhance our performance.”

About IntegraMed America, Inc.
IntegraMed is a leader in developing, marketing and managing specialty outpatient healthcare facilities, with a current focus on the fertility and vein care markets. IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management, quality assurance, and fertility treatment financing programs.

Attain Fertility Centers, an IntegraMed Specialty, is the nation’s largest fertility center network, with 15 company-managed partner centers and 23 affiliate centers, comprising over 130 locations across 34 states and the District of Columbia. Nearly one of every four IVF procedures in the U.S. is performed in an Attain Fertility Centers network practice.

Vein Clinics of America, an IntegraMed Specialty, is the leading provider of specialty vein care services in the U.S. The IntegraMed Vein Clinic network operates 48 centers across 15 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit: www.integramed.com for investor background, www.attainfertility.com for fertility, or www.veinclinics.com for vein care.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties.  Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.  All information in this press release is as of May 3, 2012 and IntegraMed undertakes no duty to update this information.

Media & Investor Contacts:
David Collins & Toni Trigiani
Catalyst Global
inmd@catalyst-ir.com
212.924.9800 office
917.734.0339 mobile
(tables follow)

INTEGRAMED AMERICA, INC.
Consolidated Statement of Operations
(all amounts in thousands, except per share amounts)

	Three months ended March 31,
	2012	2011
	(unaudited)
Revenue
Attain Fertility Centers	$51,257	$48,599
Vein Clinics	19,570	15,660
Total Revenues	70,827	64,259

Costs of services and sales
Attain Fertility Centers	46,988	44,164
Vein Clinics	18,718	15,412
Total Cost of Services and Sales	65,706	59,576

Operating Income
Attain Fertility Centers	4,269	4,435
Vein Clinics	852	248
Total Operating Income	5,121	4,683

General and administrative expenses	2,884	3,041
Interest income	(42)	(48)
Interest expense	105	142
Total other expenses	2,947	3,135

Income before income taxes	2,174	1,548
Income tax provision	865	590
Net income	$1,309	$958

Basic and diluted earnings per share of Common Stock:
Basic earnings per share	$0.11	$0.08
Diluted earnings per share	$0.11	$0.08

Weighted average shares – basic	11,975	11,813
Weighted average shares – diluted	12,005	11,867

INTEGRAMED AMERICA, INC.
SUPPLEMENTARY DATA
(all amounts in thousands)
(unaudited)

	Three months ended, March 31,
	2012	2011

Net Income	$1,309	$958

Adjustments:
Interest Expense	105	142
Income Tax Expense	865	590
Depreciation & Amortization	2,086	1,910
Amortization of Deferred Compensation	292	354
Adjusted EBITDA	$4,657	$3,954

Adjusted EBITDA Reconciliation (non GAAP)
Adjusted EBITDA represents net income plus interest, taxes, depreciation, amortization and amortization of deferred compensation.  The Company believes that the most directly comparable financial measure to Adjusted EBITDA in accordance with GAAP is net income.  The following table provides a reconciliation of Adjusted EBITDA to net income for the periods presented:

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INTEGRAMED AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$57,488	$57,909
Patient and other receivables, net	7,089	6,372
Deferred tax assets	2,226	2,222
Prepaids and other current assets	11,437	8,602

Total current assets	78,240	75,105

Fixed assets, net	22,316	21,288
Intangible assets, Business Service Rights, net	25,056	24,114
Goodwill	30,334	30,334
Trademarks	4,442	4,442
Other assets	2,390	2,221

Total assets	$162,778	$157,504

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,432	$4,037
Accrued liabilities	19,037	17,074
Current portion of long-term notes payable and other obligations	3,703	3,816
Due to Fertility Medical Practices, net	17,176	14,229
Attain IVF Refund Program and other patient deposits	17,900	16,342

Total current liabilities	60,248	55,498

Deferred tax liabilities	5,048	5,277
Long-term notes payable and other obligations	6,283	7,187
	71,579	67,962
Commitments and Contingencies

Shareholders' equity:
Common stock	120	119
Capital in excess of par	78,499	78,156
Other comprehensive loss	(38)	(42)
Treasury stock	(330)	(330)
Retained earnings	12,948	11,639
Total shareholders' equity	91,199	89,542

Total liabilities and shareholders' equity	$162,778	$157,504

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INTEGRAMED AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(all amounts in thousands)

	For the Three-month period ended March 31,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net income	$1,309	$958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,086	1,910
Deferred income tax provision	(234)	126
Deferred stock based compensation	292	353
Changes in assets and liabilities:
Decrease (increase) in assets:
Patient and other accounts receivable	(716)	(822)
Prepaids and other current assets	(2,835)	(1,437)
Other assets	(169)	(96)
(Decrease) increase in liabilities:
Accounts payable	(1,605)	(1,181)
Accrued liabilities	1,962	1,499
Due to medical practices	2,947	106
Attain IVF Refund patient deposits	1,558	1,280
Net cash provided by (used in) operating activities	4,595	2,696

Cash flows used in investing activities:
Purchase of business service rights	(1,266)	(2,377)
Purchase of fixed assets and leasehold improvements	(2,790)	(4,150)
Net cash used in investing activities	(4,056)	(6,527)

Cash flows used in financing activities:
Principle repayments on debt	(1,012)	(917)
Common stock transactions, net	─	─
Proceeds from stock option exercises	52	39
Net cash provided by (used in) financing activities	(960)	(878)

Net increase (decrease) in cash	(421)	(4,709)
Cash and cash equivalents at beginning of period	57,909	50,183
Cash and cash equivalents at end of period	$57,488	$45,474

Supplemental information:
Interest paid	$98	$148
Income taxes paid	$527	$81

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